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                                                             EXHIBIT NO. 99.9(b)


                               MFS SERIES TRUST I
               500 BOYLSTON STREET - BOSTON - MASSACHUSETTS 02116


                                          September 3, 1996


MFS Service Center, Inc.
500 Boylston Street
Boston, MA  02116

Dear Sir/Madam:

           This will confirm our understanding that Exhibit B to the Shareholder Servicing Agent Agreement between us, dated September 10, 1986, as amended, is hereby amended, effective immediately, to read in its entirety as set forth on Attachment 1 hereto.

           Please indicate your acceptance of the foregoing by signing below.

                                            Sincerely,
                                            MFS SERIES TRUST I



                                            By:  W. THOMAS LONDON
                                                 ---------------------------
                                                 W. Thomas London
                                                 Treasurer

Accepted and Agreed:

MFS SERVICE CENTER, INC.



By:  JOSEPH W. DELLO RUSSO
     -----------------------
     Joseph W. Dello Russo
      Treasurer


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                                                                    ATTACHMENT 1
                                                               SEPTEMBER 3, 1996


                          EXHIBIT B TO THE SHAREHOLDER
                        SERVICING AGENT AGREEMENT BETWEEN
                        MFS SERVICE CENTER, INC. ("MFSC")
                       AND MFS SERIES TRUST I (THE "FUND")


1. The fees to be paid by the Fund on behalf of its series with respect to Class A shares of each series of the Fund to MFSC, for MFSC's services as shareholder servicing agent, shall be:

      0.15% of the first $500 million of the assets of the series attributable to such class;

      0.12% of the second $500 million of the assets of the series attributable to such class;

      0.09% over $1 billion of the assets of the series attributable to such class.

2. The fees to be paid by the Fund on behalf of its series with respect to Class B shares of each series of the Fund to MFSC, for MFSC's services as shareholder servicing agent, shall be:

      0.22% of the first $500 million of the assets of the series attributable to such class;

      0.18% of the second $500 million of the assets of the series attributable to such class;

      0.13% over $1 billion of the assets of the series attributable to such class.

3. The fees to be paid by the Fund on behalf of its series with respect to Class C shares of each series of the Fund to MFSC, for MFSC's services as shareholder servicing agent, shall be:

      0.15% of the first $500 million of the assets of the series attributable to such class;

      0.12% of the second $500 million of the assets of the series attributable to such class;

      0.09% over $1 billion of the assets of the series attributable to such class.

4. The fees to be paid by the Fund on behalf of its series with respect to Class P shares of each series of the Fund to MFSC, for MFSC's services as shareholder servicing agent, shall be:

      0.15% of the first $500 million of the assets of the series attributable to such class;

      0.12% of the second $500 million of the assets of the series attributable to such class;

      0.09% over $1 billion of the assets of the series attributable to such class.